UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 21, 2011

GLOBAL PHARM HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152286	20-8767223
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25/F New World Center, No. 6009 Yitian Road, Futian District, Shenzhen,
People’s Republic of China
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-755-83230226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On April 21, 2011, Global Pharm Holdings Group, Inc. a Delaware corporation (the “Company”), obtained a business license for its newly established joint venture, Shandong Sino-Green TCM Tech Development Co., Ltd. (“Shandong Sino-Green”).

Shandong Global Pharm Co., Ltd., (“Shandong Global Pharm”), a PRC subsidiary of the Company, together with Jinan Linong TCM Plantation Co., Ltd. (“Jinan Linong”), a PRC company, established the joint venture  in Mashan County of Changqing District of Jinan City, Shandong province. The registered capital of Shandong Sino-Green is RMB 10 million (USD $1.53 million). Shandong Global Pharm will invest RMB 9.7 million (USD $1.49 million) and Jinan Linong will invest RMB 0.3 million (USD $0.04), which reflect 97 percent and 3 percent of the ownership of Shandong Sino-Green, respectively.  The Company is required to pay 15% of its investment by July 21, 2011 and the remaining amount by April 21, 2013.

Establishing a joint venture with a local company in Mashan Town of Changqing District of Jinan City, Shandong Province, represents a new stage for the Company’s development of the TCM cultivation base projects. In addition, this project is a further step to obtain the quality TCM variety that is certified with National Geographical Place of Origin Trademark, which guarantees a higher price premium as well as good quality products. Taking advantage of the excellent TCM plantation natural environment in Mashan Town and the comprehensive technical cooperation agreement between the County Government and the Shandong University of Traditional Chinese Medicines, Shandong Sino-Green will develop a standardized planting base and value-added processing of genuine medicine utilization in many fields.

The Company's purpose for engaging in the TCM cultivation, TCM herbal processing and related products R&D business is to alleviate the impact on price inflation and maintain the supply stability of TCM raw materials. The savings related to obtaining TCM herbal related raw materials directly from the place of origin will significantly enhance the Company’s products portfolio, and create a significant synergy between the Company’s plantation base and distribution business units. With the goal of integrating production, distribution, wholesale and retail, the Company will establish a complete value chain in the pharmaceutical distribution industry.

Attached hereto as Exhibit 99.1 is the Press Release announcing the business license obtained by the Company.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.
Exhibit 99.1 — Press Release dated April 27, 2011 announcing the Business License obtained by the Company.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2011	Global Pharm Holdings Group, Inc.

By:	/s/ An Fu
An Fu
Chief Financial Officer